Exhibit 10.1



                            BOSTON EDISON COMPANY
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN







SECTION 1.  PURPOSE

     The purpose of the Boston Edison Company Supplemental Executive Retirement Plan (the "Plan") is to reward certain key executive employees of Boston Edison Company (the "Employer") and its subsidiaries through supplemental retirement payments.

SECTION 2.  ADMINISTRATION

     The Executive Personnel Committee of the Board of Directors of the Employer (the "EPC") and the Retirement Committee appointed to administer the Boston Edison Retirement Plan (the "RC") will be responsible under the Plan for carrying out their respective administrative and other duties as set forth in the Plan. In addition, the EPC has the full discretionary power and authority to interpret the plan, settle all disputes which may arise in connection with the Plan, and establish any claims procedures required by the Employee Retirement Income Security Act of 1974. The decisions, interpretations and determinations made by the EPC or the RC relating to the Plan will be final and conclusive on all persons.

     The Employer agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the EPC and the RC (including any person who formerly served as a member of the EPC or the RC) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan.

SECTION 3.  PARTICIPANTS

     Participants in the Plan will be those key executive employees of the Employer and its subsidiaries selected from time to time by the EPC to participate in plan benefits.

SECTION 4.  BENEFITS

     (a) Full Benefit. Each Participant who attains his or her Full Benefit Age (as hereinafter defined) while an employee of the Employer or its subsidiaries may terminate employment on the first day of any month thereafter and receive an annual benefit calculated as of his or her termination date, expressed as a single life annuity, equal to the excess (if any) of (A) over
(B),

            where (A) is the excess of (i) 60% of his or her Highest Average Total Compensation (as hereinafter defined), over (ii) 50% of the Participant's Primary Social Security Benefit (as hereinafter defined), which excess is then multiplied by a fraction the numerator of which is his or her Full Years of Continuous Service (as hereinafter defined) at the time of his or her termination (which in no event shall exceed 20) and the denominator of which is 20; and

            where (B) is the sum of the benefits which the Participant would be entitled to receive at such time from the Boston Edison Retirement Plan (as from time to time amended) and the Boston Edison Company Excess Benefit Plan (as from time to time amended), expressed as a single life annuity.

     (b) Reduced Benefit. Each Participant who attains age 55 while an employee of the Employer or its subsidiaries and who completes five Full Years of Continuous Service may terminate employment on the first day of any month thereafter (but prior to his Full Benefit Age) and receive a reduced annual benefit calculated as of his or her termination date in the same manner as described in Section 4(a) above for a full benefit, but reduced by an amount equal to .41666% multiplied by the aggregate number of months between the date his or her benefit commences and his or her Full Benefit Age. A Participant who has not attained age 55 or who has not completed five Full Years of Continuous Service, but who has entered into a change in control agreement with the Company and whose age plus the number of any additional years of service credited to him under said change in control agreement for purposes of the Plan is 50 or more, will be considered to have an accrued benefit under the Plan for purposes of said change in control agreement, based upon his or her number of Full Years of Continuous Service and calculated and reduced as of his or her termination date in the same manner as described in the preceding provision of this Section 4(b).

     (c) Payments of Benefits. The annual benefit payable to a Participant under Section 4(a) or (b) above will be paid as a single life annuity, a Spousal Joint and Survivor Annuity (as hereinafter defined) or a Lump Sum (as hereinafter defined), as elected by the Participant in accordance with rules and procedures established by the RC.

     (d) Benefit Definitions. For purposes of the Plan, the following terms have the following meanings:

            (1) Highest Average Total Compensation means the average of the Participant's Total Compensation (as hereinafter defined) for the 36 consecutive months in which the Participant had the highest Total Compensation.

            (2) Lump Sum means a single payment of actuarial equivalent value to a single life annuity (as determined by the RC with reference to such actuarial factors as it shall select from time to time).

            (3) Full Benefit Age means, for each Participant, age 62 or such other age as the EPC may determine for a Participant.

            (4) Primary Social Security Benefit means the "Primary Social Security Benefit," as defined under the Boston Edison Retirement Plan (as from time to time amended), as determined by the RC.

            (5) Total Compensation means, for any calendar month, the Participant's base compensation and annual bonus payments paid to the Participant during such calendar month by the Employer, plus any amounts that would have been paid to the Participant during the calendar month by the Employer as base compensation or annual bonus but for a salary reduction agreement in effect during such month under the Boston Edison Company Deferred Compensation Plan, as from time to time amended, or pursuant to Sections 125 or 401(k) of the Internal Revenue Code of 1986 as amended.

            (6) Spousal Joint and Survivor Annuity means an annuity of actuarial equivalent value to a single life annuity (as determined by the RC with reference to such actuarial factors as it shall select from time to time), under which the Participant receives a reduced benefit during his or her lifetime, and following the Participant's death, 50% (or 66 2/3% or 100%, as elected by the Participant) of such reduced benefit is paid for the life of the person who was the Participant's spouse on the date benefits commenced to the Participant.

            (7) Full Years of Continuous Service means, for each Participant, the number of full years of continuous service with the Employer and its affiliates, beginning with the date on which the individual becomes a Participant in the Plan, credited to the Participant for purposes of the Plan by the EPC, plus such other periods of service, if any, as the EPC shall determine.

SECTION 5.  PRE-RETIREMENT DEATH BENEFIT

     In the case of a Participant who dies after attaining age 55 and completing five Full Years of Continuous Service, but prior to the commencement of his or her benefits under Section 4 above, his or her surviving spouse, if any, will be entitled to receive an annual benefit for his or her lifetime equal to the benefit such spouse would have received if the Participant has terminated and commenced receiving his or her benefit under the Plan immediately prior to his or her death under the 50% Spousal Joint and Survivor Annuity form. In lieu of such annual death benefit, the surviving spouse may elect to receive his or her benefit as a Lump Sum in accordance with rules and procedures established by the RC.

SECTION 6.  NO PLAN ASSETS

     Except as herein provided, the Employer shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder and all benefits payable under the Plan will be paid from the general assets of the Employer. The Employer may, however, but is not required to, establish a trust of which the Employer is treated as the owner under subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (a "grantor trust") and may deposit funds with the trustee of the grantor trust sufficient to satisfy the benefits.

SECTION 7.  PARTICIPANT'S RIGHTS; NO ASSIGNMENT

     A Participant's rights to benefits under the Plan shall be no greater than the rights of a general, unsecured creditor of the Employer, and shall not be assignable or subject to alienation, anticipation, garnishment, attachment, or any other legal process by his creditors.

SECTION 8.  NO CONTRACT OF EMPLOYMENT

     The Plan will not be deemed to constitute a contract of employment between the Employer and any Participant, or to be consideration for the employment of any Participant.

SECTION 9.  APPLICATION OF ERISA

     The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and shall be administered in a manner consistent with that intent.

SECTION 10.  AMENDMENT OR TERMINATION

     This Plan may be amended or terminated at any time and in any respect by the Employer or the EPC; provided, however, that no amendment shall adversely effect the amount of a Participant's benefit without his or her consent.

SECTION 11.  GOVERNING LAW

     This Plan shall be governed by and construed under the laws of the Commonwealth of Massachusetts, to the extent such laws are not preempted by federal laws.

IN WITNESS WHEREOF, Boston Edison Company has caused this Plan to be executed by its officer hereunto duly authorized this 24th day of June, 1997.


                                    BOSTON EDISON COMPANY



                                    By:  /s/ Thomas J. May
                                         -------------------------------
                                             Thomas J. May